                      [LETTERHEAD OF WINTHROP RESOURCES]

                                                                   EXHIBIT 10.16

                                                 Lease Agreement Number CH030196
                                                                        --------

                                LEASE AGREEMENT


          THIS LEASE AGREEMENT, DATED AS OF THE      1st       DAY OF
                                                --------------
            March  , 1996, BETWEEN WINTHROP RESOURCES CORP. (THE"LESSOR")
          ---------    --
          AT 1015 OPUS CENTER, 9900 BREN ROAD EAST, MINNETONKA, MN 55343 AND
          Channell Commercial Corporation                  (THE LESSEE")
          ------------------------------------------------
                     (Lessee's Full Legal Name)

          26040 Ynez Road
          --------------------------------------------------------------
                     (Lessee's Address)

          Temecula CA 92589-9022
          --------------------------------------------------------------

            LESSOR HEREBY LEASES TO LESSEE AND LESSEE HEREBY RENTS FROM LESSOR, THE EQUIPMENT LISTED ON THE LEASE SCHEDULE(S) ATTACHED HERETO OR INCORPORATED HEREIN BY REFERENCE FROM TIME TO TIME (HEREIN REFERRED TO AS THE "EQUIPMENT"), SUBJECT TO THE TERMS AND CONDITIONS HEREOF, AS SUPPLEMENTED WITH RESPECT TO EACH ITEM OF EQUIPMENT BY THE TERMS AND CONDITIONS SET FORTH IN THE APPROPRIATE LEASE SCHEDULE. THE TERM "LEASE AGREEMENT" SHALL INCLUDE THE VARIOUS LEASE SCHEDULES IDENTIFYING EACH ITEM OF EQUIPMENT OR THE APPROPRIATE LEASE SCHEDULE IDENTIFYING ONE OR MORE PARTICULAR ITEMS OF EQUIPMENT.



1.   TERM

     This Lease Agreement is effective from the date it is executed by both parties. The term of this Lease Agreement as to all Equipment designated on any particular Lease Schedule shall commence on the Installation Date for all Equipment on such Lease Schedule and shall continue for an initial period ending that number of months from the Commencement Date as set forth in such Lease Schedule, (the "initial Term") and shall continue from year to year thereafter until terminated. The term of this Lease Agreement as to all Equipment designated on any particular Lease Schedule may be terminated without cause at the end of the Initial Term or any year thereafter by either party mailing written notice of its termination to the other party not less than one hundred twenty(l20) days prior to such termination date.


2.   COMMENCEMENT DATE

     The Installation Date for each item of equipment shall be the day following the date said item of equipment is installed at the location of installation, ready for use, and declared acceptable for maintenance by the maintenance vendor. The Commencement Date for any Lease Schedule is the first of the month following installation of all the equipment on the Lease Schedule, unless the latest Installation Date for any equipment on the Lease Schedule falls on the first day of the month, in which case that is the Commencement Date. The Lessee agrees to execute and deliver a Certificate of Acceptance to Lessor upon installation.


3.   LEASE CHARGES

     The Lease Charges for the Equipment leased pursuant to this Lease Agreement shall be the aggregate Lease Charges set forth on each and every Lease Schedule executed pursuant hereto. Lessee promises to pay Lessor the Lease Charges in accordance with the Lease Schedule(s), and the payments shall be made at Lessor's address indicated thereon. The Monthly Lease Charge shall be paid by Lessee monthly in advance with the first full month's payment due on the Commencement Date. If the Installation Date does not fall on the first day of a month, the Lease Charge for the period from the Installation Date to the Commencement Date shall be an amount equal to the Monthly Lease Charge divided by thirty (30) and multiplied by the number of days from and including the Installation Date to the Commencement Date and such amount shall be due and payable upon receipt of invoice. Charges for taxes made in accordance with
Section 4 and charges made under any other provision of this Lease Agreement and payable by Lessee shall be paid to Lessor at Lessor's address specified on the Lease Schedule(s) on the date specified in invoices delivered to Lessee. Lessee agrees that if payment as specified above is not received by Lessor within (10) days of the due date, Lessee shall, to the extent permitted by law, pay on demand, as a late charge, an amount equal to one and one-half percent (1 1/2%) or the maximum percentage allowed by law, whichever is less, of the amount then due for each thirty (30) days or portions thereof that the payment is not received after the due date.


4.   TAXES

     In addition to the Lease Charges set forth in section 3 the Lessee shall be responsible for the timely payment and discharge of all license or registration fees, assessments, sales and use taxes, rental taxes, gross receipts taxes, personal property taxes and other taxes now or hereafter imposed by any federal, state or local government upon the Equipment, the Lease Charges or upon the ownership, leasing, renting, purchase, possession or use of the Equipment (whether the same be assessed to Lessor or Lessee). Lessee shall be responsible for the negotiating and filing of property taxes on the Equipment and shall indemnify Lessor to the extent of any such unpaid property taxes (including penalties and interest) and costs of Lessor associated therewith. Except as otherwise required by law or except as otherwise directed from time
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to time by Lessor, Lessee shall pay and discharge at least ten (10) days before delinquency any and all such fees, assessments and taxes directly to the proper levying authority. Nothing herein shall be deemed to prevent Lessor from itself paying and discharging any such taxes, fees or assessments and Lessee shall pay to Lessor the amount of any such taxes, fees, or assessments remitted by Lessor within ten (10) days of notice thereof. Lessee, upon notice to Lessor, may, in Lessee's own name, contest or protest any such taxes, and Lessor shall honor any such notice except when in Lessor's sole opinion such contest is futile or will cause a levy or lien to arise on the Equipment or cloud Lessor's title thereto. Lessee shall, in addition, be responsible to Lessor for the payment and discharge of any penalties or interest. Nothing herein shall be construed to require Lessee to be responsible for any federal or state taxes or payments in lieu thereof, imposed upon or measured by the net income of Lessor, or state franchise taxes of Lessor, or except as provided hereinabove, any penalties or interest resulting from Lessor's failure to timely remit such tax payments.


5.   DELIVERY AND FREIGHT COSTS

     Lessee shall accept delivery of the Equipment and allow the Equipment to be installed within seven (7) days after delivery to the Location of Installation and on or about the date designated on the Lease Schedule(s) attached hereto.

     All transportation charges upon the Equipment for delivery to Lessee's designated Location of Installation are to be paid by Lessee. All rigging, drayage charges, structural alterations, rental of heavy equipment and/or other expense necessary to place the Equipment in Lessee's building are to be promptly paid by Lessee.

     Lessor shall not be liable for any failure or delay in furnishing the Equipment, materials or labor resulting from fire, explosion, flood, storm, act of God, government acts, orders or regulations, hostilities, civil disturbances, strike, labor difficulties, machinery breakdown, transportation contingencies, difficulty in obtaining parts, supplies or shipping facilities or delay of carriers, or any other cause not subject to control of Lessor.


6.   INSTALLATION

     Lessee agrees to pay for the actual installation of the Equipment at Lessee's site. Lessee shall make available and agrees to pay for ail costs associated with providing a suitable place of installation and necessary electrical power, outlets and air conditioning required for operating the Equipment as defined in the Equipment manufacturer's Installation Manual. All supplies consumed or required by the Equipment shall be furnished and paid for by Lessee.


7.   RETURN TO LESSOR

     Upon the termination of this Lease Agreement as to the Equipment on any Lease Schedule, Lessee shall prepare the Equipment for shipping, using the manufacturer's standard packing materials and will deliver and pay for such delivery of the Equipment to Lessor's loading dock, Minneapolis, Minnesota, at the time designated in writing by Lessor. Irrespective of any other provision hereof, Lessee will bear the risk of damage from fire, the elements or otherwise until delivery of the Equipment to Lessor's loading dock. At such time as the Equipment is placed on Lessor's loading dock, the Equipment will be at the risk of Lessor.


8.   MAINTENANCE

     Lessor warrants that the Equipment will be eligible for the manufacturer's Maintenance Agreement upon delivery to Lessee. Lessee shall enter into and maintain in force during the entire term of this Lease Agreement, a manufacturer's Maintenance Agreement covering maintenance of the Equipment.

     Lessee will cause the manufacturer to keep the Equipment in good working order in accordance with the provisions of the manufacturer's Maintenance Agreement and make all necessary adjustments and repairs to the Equipment. The manufacturer is hereby authorized to accept the directions of Lessee with respect thereto. Lessee agrees to allow the manufacturer full and free access to the Equipment. All maintenance and services charges, whether under the manufacturer's Maintenance Agreement or otherwise, and all expenses, if any, of the manufacturer's customer engineers incurred in connection with maintenance and repair services, shall be promptly paid by Lessee. Upon the termination of this Lease Agreement, Lessee warrants that the Equipment shall be eligible for the manufacturer's standard Maintenance Agreement upon delivery to the Lessor. Should the Equipment not be eligible for the manufacturer's standard Maintenance Agreement, Lessee agrees to reimburse Lessor for any costs it incurs in making the Equipment eligible for standard maintenance.


9.   LOCATION, OWNERSHIP AND USE

     The Equipment shall, at all times, be the sole and exclusive property of Lessor. Lessee shall have no right or property interest therein, except for the right to use the Equipment in the normal operation of its business at the Location of Installation, or as otherwise provided herein. The Equipment is and shall remain personal property even if installed in or attached to real property. Lessor shall be permitted to display notice of its ownership on the Equipment by means of a suitable stencil, label or plaque affixed thereto.

     Lessee shall keep the Equipment at all times free and clear from all claims, levies, liens, encumbrances and process. Lessee shall give Lessor immediate notice of any such attachment or other judicial process affecting any of the Equipment. Lessee shall not pledge, lend, create a security interest in, sublet or part with possession of the Equipment or any part thereof, or attempt in any manner to dispose thereof, or remove the Equipment or any part thereof, from the Location of Installation as specified in the appropriate Lease Schedule(s) without Lessor's written permission.

     Any special feature(s) installed on the Equipment at the time of delivery which are not specified on the Lease Schedule(s) are and shall remain the sole property of the Lessor and it is agreed that such feature(s) may be removed at any time at Lessor's cost at the reasonable convenience of the Lessee.

     Lessee shall cause the Equipment to be operated in accordance with the applicable vendor's or manufacturer's manual of instructions by competent and qualified personnel.


10.  FINANCING STATEMENT

     Lessor is hereby authorized by Lessee to cause this Lease Agreement or other instruments, including Uniform Commercial Code Financing Statements, to be filed or recorded for the purposes of showing Lessor's interest in the Equipment. Lessee agrees to execute any such instruments as Lessor may request from time to time.
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11.  ALTERATIONS AND ATTACHMENTS

     Upon prior written notice to Lessor, Lessee may, at its own expense, make alterations in or add attachments to the Equipment. provided such alterations and attachments shall not interfere with the normal operation of the Equipment. All such alterations and attachments, unless Lessor shall otherwise agree in writing, shall be removed by Lessee at Lessee's expense and the Equipment restored to its original condition, reasonable wear and tear excepted, upon termination of the appropriate Lease Schedule(s) annexed to this Lease Agreement. If the alteration or attachment interferes with the normal and satisfactory operation or maintenance of any of the Equipment, or creates a safety hazard, Lessee shall, upon notice from Lessor to that effect, promptly remove the alteration or attachment at Lessee's expense and restore the Equipment to its normal condition.

12.  LOSS AND DAMAGE

     Lessee shall assume and bear risk of loss and damage (including any governmental requisition, condemnation or confiscation) to the Equipment and all component parts thereof from any and every cause whatsoever, whether or not covered by insurance. No loss or damage to the Equipment or any component parts thereof shall impair any obligation of Lessee under this Lease, which shall continue in full force and effect except as hereinafter expressly provided. Lessee shall repair or cause to be repaired all damage to the Equipment. In the event that all or part of the Equipment shall, as a result of any cause whatsoever, become lost, stolen, destroyed or rendered irreparably unusable or damaged. as determined by Lessee, then Lessee shall, within ten (10) days after it shall have made such determination, fully inform Lessor in regard thereto and shall pay to Lessor (1) the greater of (a) Lessor's then applicable Unrecovered Investment in said Equipment as of the next succeeding rental payment date or
(b) the insurable value of the Equipment as provided in Section 13 hereinbelow, and (2) all rentals and other sums past due or becoming due to and including such next succeeding rental payment date in respect of such Equipment. Upon payment of said amounts, the Lease Schedule shall terminate as to said Equipment. For purposes of this Agreement, "Unrecovered Investment" shall mean those values which shall be assigned to an item or items of Equipment upon the disposition, loss, theft or destruction thereof, and shall be that value which, as of the date for its calculation and payment, will result (after provision for the recapture and payment of all applicable taxes) in no loss to the Lessor.


13.  INSURANCE

     Commencing upon delivery of the Equipment to Lessee and continuing thereafter, until Lessee has delivered possession of the Equipment to Lessor or as otherwise herein provided, whether or not this Lease Agreement has terminated as to the Equipment, Lessee, at its expense, agrees to and shall keep the Equipment adequately insured with responsible insurers satisfactory to the Lessor, and said insurance shall protect all interests of Lessor and be for such risks including the liability of Lessor for public liability and property damage and be in such amounts as Lessor may require. Said insurance shall not be in excess over other coverage but shall be primary insurance up to and including the stated policy limits. Said insurance shall cover the interest of both the Lessor and Lessee in the Equipment, or as the case may be, shall protect both the Lessor and Lessee in respect to all risks arising out of the condition, delivery, installation, maintenance, use or operation of the Equipment. All such insurance shall provide for thirty (30) days prior written notice to Lessor of cancellation, restriction or reduction of coverage. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts for loss or damage or return premium under any insurance policy issued on the Equipment. Prior to installation on the Equipment all policies or certificates of insurance shall be delivered to Lessor by Lessee. In no event shall loss or damage insurance on the Equipment be in an amount less than the greater of(l) Lessor's corresponding Unrecovered Investment or (2) its then fair market value. The proceeds of said loss or damage insurance shall be payable to Lessor, but Lessor shall remit all such insurance proceeds to Lessee at such time as Lessee either (i) provides Lessor satisfactory proof that the damage has been repaired and the Equipment has been restored to good working order and condition or (ii) has paid to Lessor the amounts otherwise due to Lessor on loss of such Equipment. It is understood and agreed that any payments made by Lessee or its insurance carrier for loss or damage of any kind whatsoever to the Equipment are not made as accelerated rental payments or adjustments of rental, but are made solely as indemnity to Lessor for loss or damage of its Equipment.


14.  ENFORCEMENT OF WARRANTIES

     Upon receipt of a written request from Lessee, Lessor shall, so long as this Agreement is in force, take all reasonable action requested by Lessee to enforce the Equipment manufacturer's warranties, expressed or implied, issued on or applicable to the Equipment, which are enforceable by Lessor in its own name. Lessor shall obtain for Lessee all service furnished by manufacturer in connection therewith; provided, however, that Lessor shall not be required to commence any suit or action or resort to litigation to enforce any such warranty unless Lessee shall first pay to Lessor in advance all expenses in connection therewith, including attorney's fees.

     If any such warranty shall be enforceable by Lessee in its own name, Lessee shall, upon receipt of written request from Lessor, so long as this Lease Agreement is in force, take all reasonable action requested by Lessor to enforce any such warranty which is enforceable by Lessee in its own name; provided, however, that Lessee shall not be obligated to commence any suit or action or resort to litigation to enforce any such warranty unless Lessor shall pay all expenses in connection therewith.


15.  WARRANTIES, DISCLAIMERS AND INDEMNITY

     Lessor warrants that at the time the Equipment is delivered to Lessee, Lessor will have full right, power and authority to lease the Equipment to Lessee. THE EXPRESS WARRANTIES HEREIN CONTAINED ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND OF FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE ACKNOWLEDGES THAT IT IS NOT RELYING ON LESSOR'S SKILL OR JUDGMENT TO SELECT OR FURNISH GOODS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT THERE ARE NO WARRANTIES WHICH ARE NOT CONTAINED IN THIS AGREEMENT. LESSOR SHALL NOT BE LIABLE FOR DAMAGES, INCLUDING SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OA IN CONNECTION WITH THE PERFORMANCE OF THE EQUIPMENT OR ITS USE BY LESSEE, AND SHALL NOT BE LIABLE FOR ANY
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SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION
WITH LESSOR'S FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER.

     Lessee agrees that Lessor shall not be liable to Lessee for, and Lessee shall indemnify and hold Lessor harmless with respect to, any claim from a third party for any liability, claim, loss, damage or expense of any kind or nature caused, directly or indirectly, by: (1) the inadequacy of any Equipment for any purpose; (2) any deficiency or defect in any Equipment; (3) the use or performance of any Equipment; (4) any interruption or loss of service, use or performance of any Equipment; or (5) any loss of business or other special incidental or consequential damages whether or not resulting from any of the foregoing.

16.  SOFTWARE AND LICENSED PROGRAM

     Lessor and Lessee agree that any data processing programs (the "Software") made a part of the Lease Agreement are subject to the following: (1) Lessor disclaims all warranties and obligations in regard to the Software other than its obligation to pay the lump sum price of the Software to the Software vendor;
(2) Lessee agrees that Lessor shall not be liable to Lessee for, and Lessee shall indemnify and hold Lessor harmless with respect to, any claim for any liability, claim, loss, damage or expense of any kind or nature caused, directly or indirectly, by: (a) the inadequacy of any Software for any purpose; (b) any deficiency or defect in any Software; (c) the use or performance of any Software; (d) any interruption or loss of service, use or performance of any Software; or (e) any loss of business or other special incidental or consequential damages whether or not resulting from any of the foregoing and Lessee further agrees to deal directly with the Software vendor for any problems, deficiencies or inadequacies relating to the Software; (3) Lessee's obligation to pay the monthly Lease Charges for the Software shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever, including any discontinuance or termination of any License Agreement with the Software vendor, any damage to or destruction of the Software or any failure of the Software to perform in accordance with the representation of the Software vendor and if the Software is unsatisfactory for any reason, Lessee shall make any claim solely against the Software vendor and shall nevertheless, pay Lessor all Lease Charges under the Lease; (4) The responsibility for all software maintenance and enhancement costs shall remain with the Lessee.


17.  EVENT OF DEFAULT

     The occurrence of any of the following events shall constitute an event of default under this Lease Agreement and/or any Lease Schedule:

     (a) The nonpayment by Lessee of any Lease Charges when due, or the nonpayment by Lessee of any other sum required hereunder to be paid by Lessee, which non payment continues for a period of ten (10) days from the date when due.

     (b) The failure of Lessee to perform any other term, covenant or condition of this Lease Agreement, any Commitment Letter, any Lease Schedule or any other document, agreement or instrument executed pursuant hereto or in connection herewith which is not cured within (10) days after written notice thereof from Lessor.

     (c) Lessee ceases doing business as a going concern, is insolvent, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is subject to an involuntary petition in bankruptcy, is adjudicated bankrupt or insolvent, files or has filed against it a petition seeking any reorganization, arrangement or composition, under any present or future statute, law or regulation.

     (d) Any of Lessee's representations or warranties made herein or on any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

     (e) Lessee defaults under or otherwise has accelerated any material obligation, credit agreement, loan agreement, conditional sales contract, lease, indenture or debenture; or Lessee defaults under any other agreement now existing or hereafter made with Lessor.

     (f) The breach or repudiation by any party thereto of any guaranty, subordination agreement or other agreement running in favor of Lessor obtained in connection with this Lease Agreement.


18.  REMEDIES

     Should any event of default occur and be continuing, Lessor may, in order to protect the interests and reasonably expected profits and bargain of Lessor, and with or without notice or demand upon Lessee, pursue and enforce, successively and/or concurrently, any one or more of the following remedies:

     (a)  Without retaking the Equipment.

          (1) recover from Lessee all accrued and unpaid rents and other amounts then due and owing under the terms hereof,

          (2) recover from Lessee from time to time all rents and other amounts as and when becoming due hereunder,

          (3) accelerate and cause to become immediately due and payable all rents and other amounts due and/or likely to become due hereunder and recover from Lessee the then worth to Lessor of such amounts,

          (4) cause to become immediately due and payable and recover from Lessee (i) the then applicable Unrecovered Investment in the Equipment, plus (ii) the then worth to Lessor of its anticipated remaining loss of bargain;

     (b) Retake possession of the Equipment (by Lessor, independent contractor, or by requiring Lessee to assemble and surrender the Equipment in accordance with the provisions of Section 7 hereinabove) without liability to Lessee therefor which is hereby expressly waived, and

          (1)  terminate the term of this Lease Agreement as to the Equipment,

          (2) recover from Lessee all accrued and unpaid rents and other amounts owing under the terms hereof,

          (3) sell the Equipment at public or private sale, and recover from Lessee the difference, if any, by which the Net Proceeds of sale shall be less than (i) the Lessor's then applicable Unrecovered Investment in the Equipment, plus (ii) the then worth to Lessor of its anticipated remaining loss of bargain,

          (4) re-lease the Equipment to a third party for the account of Lessee and recover from Lessee when becoming due any deficiency between the rents provided herein and those received from such third party,

          (5) re-lease the Equipment to a third party for the account of Lessee and recover from Lessee the then worth to Lessor of any deficiency between the rents provided herein and those receivable from such third party over the re-leased term,

          (6) recover from Lessee the then worth to Lessor of the excess of the rents reserved herein for the balance of the whole term (or any remaining term not covered by any re-lease pursuant to Section 18(b)(5) herein above) over the then reasonable rental value of the Equipment; and

     (c) Pursue any other remedy Lessor may otherwise have, at law, in equity or under any statute and recover such other actual damages as may be incurred by Lessor.

     For purposes of Section 18, "Net Proceeds" shall mean the amount received in cash upon the sale of the Equipment, less all expenses incurred by or for Lessor in connection with such sale, including reconditioning and removal expenses, repair costs, commissions, reasonable attorney's fees and less all sums accrued and unpaid to Lessor pursuant to this Lease Agreement to the date of such sale. Lessor's pursuit and enforcement of any one or more remedies shall not be deemed an election or waiver by Lessor of any other remedy. Lessor shall attempt in good faith to mitigate its damages, but Lessor shall not be obligated to sell or re-lease the Equipment. Any sale or release may be held at such place or places as are selected by Lessor, with or without having the Equipment present. Any such sale or re-lease, may be at wholesale or retail, in bulk or in parcels. For purposes of determining the worth to Lessor of any amounts, said amounts shall be discounted at a rate of ten percent (10%) per annum. Time and exactitude of each of the terms and conditions of the Lease Agreement are hereby declared to be of the essence. Lessor may accept past due payments without modifying the terms of this Lease Agreement and without waiving any further rights of Lessor hereunder. Except as expressly provided herein, neither Lessee nor Lessor shall be liable to the other for any consequential or incidental damages.


19.  COSTS AND ATTORNEYS' FEES

     In the event of any action at law or a suit in equity by reason of Lessee's breach of this Lease Agreement, any Commitment Letter, any Lease Schedule, or any other document, agreement or instrument executed pursuant hereto or in connection herewith, or in the event of any governmental examination or investigation of Lessee, which requires Lessor's participation and which participation would not be required but for this Lease Agreement, or pursuant to Lessor exercising any of its rights herein conferred or retained, Lessee, in addition to all other sums which Lessee may be called upon to pay under the provisions of this Lease Agreement, will pay to Lessor its reasonable costs of collection or other out-of-pocket costs and expenses and attorney's fees on account thereof.


20.  LESSOR'S PERFORMANCE OPTION

     Should Lessee fail to make any payment or to do any act as provided by this Lease Agreement, then Lessor shall have the right (but not the obligation), without notice to Lessee of its intention to do so and without releasing Lessee from any obligation hereunder to make or to do the same, to make advances to preserve the Equipment or Lessor's title thereto, and to pay, purchase, contest or compromise any insurance premium, encumbrance, charge, tax, lien or other sum which in the judgment of Lessor appears to affect the Equipment, and in exercising any such rights, Lessor may incur any liability and expend whatever amounts in its absolute discretion it may deem necessary therefor. All sums so incurred or expended by Lessor shall be due and payable by Lessee within ten
(10) days of notice thereof.


21.  QUIET POSSESSION AND INSPECTION

     Lessor hereby convenants with Lessee that Lessee shall quietly possess the Equipment subject to and in accordance with the provisions hereof so long as Lessee is not in default hereunder; provided, however, that Lessor or its designated agent may, at any and all reasonable times during business hours, enter Lessee's premises for the purposes of inspecting the Equipment and the manner in which it is being used.


22.  ASSIGNMENTS

     This Lease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and (to the extent specified in any assignment) assigns. Lessee, however, shall not assign this Lease Agreement or sublet any of the Equipment without first obtaining the prior written consent of Lessor and its assigns, if any. Lessee acknowledges that the terms and conditions of this Lease Agreement have been fixed in anticipation of the possible assignment of Lessor's rights under this Agreement and in and to the Equipment as collateral security to a third party ("Assignee" herein) which will rely upon and be entitled to the benefit of the provisions of this Lease Agreement. Lessee agrees to provide Lessor or its potential Assigns with Lessee's most recent audited and its most current financial statements. Lessee agrees with Lessor and such Assignee to recognize in writing any such assignment within fifteen (15) days after receipt of written notice thereof and to pay thereafter all sums due to Lessor hereunder directly to such Assignee as directed by it, notwithstanding any defense, set-off or counterclaim whatsoever (whether arising from a breach of this Lease Agreement or not) that Lessee may from time to time have against Lessor. Upon such assignment, the Lessor shall remain obligated to perform any obligations it may have under the Lease Agreement and the Assignee shall (unless otherwise expressly agreed to in writing by the Assignee) have no obligation to perform such obligations. Any such assignment shall be subject to Lessee's rights to the use and possession of the Equipment so long as Lessee is not in default hereunder.


23.  SURVIVAL OF OBLIGATIONS

     All agreements, representations, and warranties contained in this Lease Agreement, any Lease Schedules, or in any document attached thereto, shall be for the benefit of Lessor and Lessee and their successors, any Assignee or Secured Party and shall survive the execution and delivery of the Lease Agreement and the expiration or other termination of this Lease Agreement.


24.  CORPORATE AUTHORITY

     The parties hereto covenant and warrant that the persons executing this Lease Agreement and each Lease Schedule on their behalf have been duly authorized to so execute this Agreement, and this Agreement constitutes a valid and binding obligation to the parties hereto. The Lessee will, if requested by Lessor, provide to Lessor Certificates of Authority naming the officers of the Lessee which have the authority to execute this Agreement and any Lease Schedules attached thereto.

25.  LANDLORD'S AND MORTGAGEE'S WAIVER

     If requested, Lessee shall furnish waivers, in form and substance satisfactory to Lessor, from all landlords and mortgagees of any premises upon which any item is located.


26.  MISCELLANEOUS

     This Lease Agreement, the Lease Schedule(s), attached riders, and any documents or instruments issued or executed pursuant hereto shall be governed by the laws of the State of Minnesota and constitute the entire Agreement between Lessor and Lessee with respect to the lease of the Equipment superseding all prior correspondence between the parties. No provision of this Lease Agreement shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification is in writing and signed by each of the parties hereto.

     The parties hereto submit to the jurisdiction of the courts of the State of Minnesota and Lessee hereby waives local venue with respect to claims arising out of this Lease Agreement.

     Any notice provided for herein shall be in writing and sent by certified or registered mail to the parties at the addresses stated on page 1 of the Lease Agreement.

     This Lease Agreement shall not become effective until delivered to Lessor at its offices at Minnetonka, Minnesota and there executed by Lessor. If this Lease Agreement shall be executed by Lessor prior to being executed by Lessee, it shall become voidable at Lessor's option five (5) days after the date of Lessor's execution hereof, unless Lessor shall have received by such date a copy hereof executed by a duly authorized representative of Lessee.

     This Agreement is made subject to the terms and conditions included herein and Lessee's acceptance is effective only to the extent that such terms and conditions are consistent with the terms and conditions herein. Any acceptance which contains terms and conditions which are in addition or inconsistent with the terms and conditions herein will be a counter-offer and will not be binding unless agreed to in writing by Lessor.

     The terms used in this Lease Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Lease Schedule(s).


27.  REPOSSESSION

     LESSEE ACKNOWLEDGES THAT, PURSUANT TO SECTION 18(b) HEREOF, LESSOR HAS BEEN GIVEN THE RIGHT TO REPOSSESS THE EQUIPMENT SHOULD LESSEE BECOME IN DEFAULT OF ITS OBLIGATIONS HEREUNDER. LESSEE HEREBY WAIVES THE RIGHT, IF ANY, TO REQUIRE LESSOR TO GIVE LESSEE NOTICE AND A JUDICIAL HEARING PRIOR TO EXERCISING SUCH RIGHT OF REPOSSESSION.


28.  NET LEASE

     This Lease Agreement is a net lease and Lessee's obligation to pay all Lease Charges and other amounts payable hereunder shall be absolute and unconditional and, except as expressly provided herein, shall not be subject to any abatement, reduction, defense, counterclaim, set-off, or recoupment, including any present or future claim against Lessor or the manufacturer of the Equipment. Except as expressly provided herein, this Lease Agreement shall not terminate for any reason, including any defect in the Equipment or Lessor's title thereto or any destruction or loss of use of any item of Equipment.


29.  HEADINGS

     Section headings herein are used for convenience only and shall not otherwise affect the provisions of this Lease Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized representative.


Accepted by:                           Accepted by:

WINTHROP/RESOURCES CORPORATION         CHANNELL COMMERCIAL CORPORATION
                                       ----------------------------------
                                               (Lessee's Name)

By: /s/ Kirk A. MacKenzie              By: /s/ William H. Channell
    ------------------------------         ------------------------------

Name: Kirk A. MacKenzie                Name: William H. Channell
      ----------------------------           ----------------------------
         (Please Type or Print)                 (Please Type or Print)

Title: Vice President/Treasurer        Title: Ex. Vice-President
       ---------------------------            ---------------------------

Date  3/18/96                          Date  March 11, 1996
      ----------------------------           ----------------------------

Lease Agreement No.  CH030196
                     -------------

                        WINTHROP RESOURCES CORPORATION
                            LEASE SCHEDULE NO. 001
                                               ---

This Lease Schedule is issued pursuant to the Lease Agreement dated as of March 1, 1996, by and between the undersigned. (Lease Agreement No. CH030196)

     LESSOR                            LESSEE
     Winthrop Resources Corporation    Channell Commercial Corporation
     1015 Opus Center                  26040 Ynez Road
     9900 Bren Road East               Temecula, CA  92589-9022
     Minnetonka, MN  55343

     SUPPLIER OF EQUIPMENT             LOCATION OF EQUIPMENT

Term of Lease from Commencement Date:  36 months
Monthly Lease Charge:  $29,806 per month
Anticipated Delivery and Installation Date:  April 1996
Security Deposit: Lessee shall deliver upon execution of this Lease Schedule by Lessee, a Security Deposit in the amount of $29,806 which amount is equal to one month(s) of Lessor's Lease Charge. Provided there is no default by Lessee, this Security Deposit will be applied by Lessor as the Lease Charges for the last month(s) of the Lease.

Maintenance Vendor: _______________   Maintenance Agreement No.________________


                                   EQUIPMENT

MANUFACTURER   QTY   MACHINE/MODEL   EQUIPMENT/DESCRIPTION (including features)
- ------------   ---   -------------   ------------------------------------------


                              SEE ATTACHMENT "A"

The monthly lease charge of $29,806 is based on a lease rate factor of .030168 times the estimated costs of $988,000 and assumes a minimum of 40% hardware content. This lease rate factor will be affected by any changes in the actual costs of hardware and software leased.


ACCEPTED:                              ACCEPTED:

WINTHROP RESOURCES CORPORATION         CHANNELL COMMERCIAL CORPORATION
           "LESSOR"                                "LESSEE"

BY: /s/ Kirk A. MacKenzie              BY: /s/ Gary W. Baker
    ------------------------------         -------------------------------

NAME: Kirk A. MacKenzie                NAME: Gary W. Baker
      ----------------------------           -----------------------------
        please print or type                   please print or type

TITLE: Vice President/Treasurer        TITLE: C.F.O.
       ---------------------------            ----------------------------

DATE: 3/18/96                          DATE: March 13, 1996
      ----------------------------           -----------------------------

LEASE AGREEMENT NUMBER:  CH030196                                   Page 1 of 2

LEASE SCHEDULE NUMBER:   001

                                 ATTACHMENT A
                                 ------------


MANUFACTURER   QTY   MACHINE/MODEL   EQUIPMENT DESCRIPTION (including features)
- ------------   ---   -------------   ------------------------------------------
HP               1     A3389A          Disk Array MDL 20+CD-ROM Disk
HP               1     A3237A          Add-on Storage Controller For MDL 20
HP               1     A3396A          Add-on 4.3GB Disk Drive Module
HP               1     A2997A          1.8 KVA RAKMTD HP PWRTRUST+FLD
HP               1     C2788A          1600MM Cabinet +200-240 Volts N. Amer
HP               1     A3238A          Add-on Power Supply
HP               4     A3234A          Add-on 16MB Wit - Cache Module
HP               1     A3254A          Add-on Battery Backup Unit
HP               1                     Integration
HP               1     E5930A          HP UPS PWR Dist Unit
HP               3     C2791A          Six One-Unit Filler Panels
HP               1     A3389A          First Year of System Support
HP               1     A3224A          K210 Server w/OMB RAM
HP               1     A3027A          K Series Memory/128MB ECC Memory Module
HP               1     A2997A          1.8 KVA RACKMT PWRTRUST+Add-on
HP               1     A3183A          DDS DAT Drive +4-16GB DAT Upgrade Kit
HP               1     C2786A          1600MM Cabinet+200-240 Volts N. Amer
HP               2     A3351A          2GB FWD SCSI-2 Disk DR+Filed Add-on
HP               1     A2969A          20MB/SEC F/W SCSI-2 Interface
HP               1     C2804A          Rackmount Kit for HP 3000/9000 K-Class
HP               1     C1064WX         Console for E,F,G,H,I 800 Series Pro
HP               1     J2085A          Add-ons for DTC161x+8 Port RS-232
HP               1     E4468A          Rack Tie for 1.6M Cabinet
HP               1     C2791A          Six One-Unit Filler Panels
HP               1     A3196A          5M AC Power Cord
HP               1                     Integration
HP               1     A3224A          First Year System Support
HP               1     J2064A          DTC 16RX Routable Datacomm Server
HP               1     J2496A          DTC 16RX Management Software
HP               1     J2064A          First Year of System Support
HP               1     B3700AA         LIC Product # for HP Glance Plus Pak
HP               1     B2491A          Mirror Disk/UX LIC+CD-ROM
HP               1     B3921AA         S800 HP-UX 10.00 DOC+MAN on CD-ROM
HP               1     B3921AA         S800 HP-UX 10.0 DOC-SYS Admin MAN
HP               1     B3920AA         HP-UX 10.01 Server OP Sys
HP               1     B3931AA         S800 HP-UX 10.0 Doc+Advanced Usage
HP               1     B3701AA         Media/Manual Glancepak
HP               1     B3920AA         First Year of System Support
HP               1     B2491A          1 Year 24x7 System Support
HP               1     B3919AA         UP-UX 10.0 User Lic S800+CD-ROM
HP               1     B3919AA         Phone-in Asst License to Use Updates
Symix           40     SYM-SFS         Concurrent Sessions
Symix           40     MPC-SES         Molding Process Control Sessions
Symix            1     WDC-Base        Data Collection/Store Foreward
Symix            6     WSF-SES         Data Collection/Store Forward Concurrent
Symix            1     MNT-4000        Maintenance 24 Months @ 8% Year
Symix            1     SUP-4000        Support 24 Months @ 4% Year

LEASE AGREEMENT NUMBER:  CH030196                                   Page 2 of 2

LEASE SCHEDULE NUMBER:   001

                                 ATTACHMENT A
                                 ------------


MANUFACTURER   QTY   MACHINE/MODEL   EQUIPMENT DESCRIPTION (including features)
- ------------   ---   -------------   ------------------------------------------
Symix            1     ESA-4000        MPC/RMA Ext. Serv. Agreement 2 Yr.
Symix           48                     Progress Workgroup Server
Symix            1                     Progress Maintenance 1 Year
Symix           40                     Progress Query/Results
Symix            1                     Progress Maintenance 1 Year
Symix            1                     Progress 4GL Development
Symix            1                     Progress Maintenance 1 Year
Symix           10                     Progress Query/Report
Symix            1                     Progress Maintenance 1 Year
Symix            1                     Provision Progress Pro Vision (Stand
                                       Alone) Wind
Symix            1                     Provision Progress Maintenance 1 Year
Symix           10                     Progress Single Database
Symix            1                     Progress Maintenance 1 Year
Symix           10                     Progress Client Networking
Symix            1                     Progress Maintenance 1 Year
Symix           38     CON-5500        Implementation Consulting Services-Day
Symix           32     EDU-5500        In-House Education
Symix          166     EDU-5500        On-Site Education
Symix            8     CON-550         Technical Consulting - 8 Day
Symix            1                     Programming Service
Symix           90     P33000          Integration Services - 90 Hours
Symix           19     CON-3100        Project Management - 19 Days
Symix            1                     Object Code and Documentation
Nortel           1                     Phone System
Octel            1                     Voice Mail
Compaq          50                     Personal Computers



ACCEPTED:                              ACCEPTED:

WINTHROP RESOURCES CORPORATION         CHANNELL COMMERCIAL CORPORATION
           "LESSOR"                                "LESSEE"

BY: /s/ Kirk A. MacKenzie              BY: /s/ Gary W. Baker
    ------------------------------         -------------------------------

NAME: Kirk A. MacKenzie                NAME: Gary W. Baker
      ----------------------------           -----------------------------
        please print or type                   please print or type

TITLE: Vice President/Treasurer        TITLE: C.F.O.
       ---------------------------            ----------------------------

DATE: 3/18/96                          DATE: March 13, 1996
      ----------------------------           -----------------------------

Rider Number:                002

Lease Agreement Number:      CH030196

Lease Schedule Number:       001

Lessee Name:                 Channell Commercial Corporation

Lease Dated:                 March 1, 1996



                           INTEREST RATE FLUCTUATION
                           -------------------------


This lease is intended to be a fixed rate lease from commencement date to the end of the term. The three year treasury rate is an integral part of the lease rate in this lease. The Lessee and Lessor agree that the lease rate shall be fixed for the interim period and that should the three year treasury note increase between the execution date of this Agreement and commencement date, the lease rate will be adjusted accordingly and will then be fixed for the term of the lease.




ACCEPTED:                                   ACCEPTED:

WINTHROP RESOURCES CORPORATION         CHANNELL COMMERCIAL CORPORATION
         "LESSOR"                                  "LESSEE"


BY: /s/ Kirk A. MacKenzie              BY: /s/ Gary W. Baker
    ------------------------------         ------------------------------

NAME: Kirk A. MacKenzie                NAME: Gary W. Baker
      ----------------------------           ----------------------------
      please print or type                   please print or type

TITLE: Vice President/Treasurer        TITLE: C.F.O.
       ---------------------------            ---------------------------

DATE : 3/18/96                         DATE: March 13, 1996
       ---------------------------           ----------------------------

Rider Number:                 001

Lease Agreement Number:       CH030196

Lease Schedule Number (s):    001

Lessee Name:                  Channell Commercial Corporation

Lease Dated:                  March 1, 1996


                                PURCHASE OPTION
                                ---------------

Lessee, provided it is not then in default under the terms of this Lease, shall have the option to purchase the equipment leased hereby at the normal termination of this Lease, in whole or in part as to any schedule(s), on an as-is, where-is basis, for the then determined "Fair Market Value" provided that the Lessee has made all then accrued lease payments due under the Lease prior to exercising his option to purchase such equipment and Lessor has received written notice of Lessee' s election to exercise said purchase option not less than one hundred and twenty (120) days prior to the date the initial term of the Lease shall expire.

If the parties cannot agree on a "Fair Market Value," each party may appoint an independent appraiser. Each appraiser shall determine "Fair Market Value" based on market conditions at the time and would be a value obtained in an arms length transaction between an informed and willing buyer-user under no compulsion to buy and an informed and willing seller under no compulsion to sell and would include all costs normally associated with a transaction of this type. If the two appraisals are within 15% of each other, "Fair Market Value" will be the average of the two. If not within 15% of each other, the appraisers will appoint a third appraiser whose appraisal will be averaged with the closest of the two earlier appraisals.

Title to the equipment will transfer to Lessee only after Lessor has received all payments required under this Purchase Option.


ACCEPTED:                              ACCEPTED:

WINTHROP RESOURCES CORPORATION         CHANNELL COMMERCIAL CORPORATION
          "LESSOR"                                 "LESSEE"

BY: /s/ Kirk A. MacKenzie              BY: /s/ William H. Channell
    ------------------------------         ------------------------------

NAME: Kirk A. MacKenzie                NAME: William H. Channell Jr.
      ----------------------------           ----------------------------
      please print or type                   please print or type

TITLE: Vice President/Treasurer        TITLE: Ex. Vice - President
       ---------------------------            ---------------------------

DATE: 3/18/96                          DATE: March 11, 1996
      ----------------------------           ----------------------------